Exhibit 99.1

Contacts:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
(212) 687-8080

EQUUS ANNOUNCES PRELIMINARY VOTING RESULTS
FROM ANNUAL SHAREHOLDER MEETING

Preliminary Results Show
All of Fund’s Nominees Elected and Auditors Approved

HOUSTON, TX – May 18, 2010 – Equus Total Return, Inc. (NYSE: EQS) (“Equus” or the “Fund”) announced that is has received preliminary results from the independent inspector of elections for the Fund’s Annual Meeting of Stockholders which took place on Wednesday, May 12, 2010.  The inspector’s preliminary results showed that each of the Fund’s nine nominees for director (Fraser Atkinson, Alessandro Benedetti, Richard Bergner, Kenneth Denos, Gregory Flanagan, Henry Hankinson, John Hardy, Robert Knauss, and Bertrand des Pallieres) were elected to a one-year term expiring at the next annual shareholder meeting, and that UHY LLP, the Fund’s independent auditors, had also been approved for another one-year term.  The Fund will prompty announce the final results of the Annual Meeting of Stockholders after they are certified by the independent inspector of elections.

“We appreciate the level of participation shown by our shareholders in becoming informed about the issues at stake in the Annual Meeting and casting their votes in a timely fashion,” said Richard Bergner, Chairman of Equus. “We expect to make further announcements when these results are certified by the independent inspector of elections.”

About Equus
The Fund is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS." Additional information on the Fund may be obtained from the Fund’s website at www.equuscap.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain certain forward-looking statements regarding future circumstances.  These forward-looking statements are based upon the Fund’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including, in particular, the risks and uncertainties described in the Fund’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof.  The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  The inclusion of any statement in this press release does not constitute an admission by the Fund or any other person that the events or circumstances described in such statements are material.